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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our reports dated February 8, 2000 (except for Note J, as to which the date is February 16, 2000 and Note A7, as to which the date is July 24, 2000) accompanying the financial statements of Convergent Group Corporation included in the Registration Statement on Form S-1, No. 333-30586.

/s/  Grant Thornton LLP

GRANT THORNTON LLP

August 5, 2000